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                                                                    EXHIBIT 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of eSoft, Inc. ('eSoft") of our report dated February 4, 1999, relating to the balance sheet of Apexx Technology, Inc. ("Apexx") as of December 31, 1998, and the statements of operations, stockholders' deficit and cash flows for each of the two years in the period ended December 31, 1998 appearing in eSoft's 8-K dated August 9, 1999. Our report contains an explanatory paragraph regarding Apexx's ability to continue as a going concern.

                                      /s/ Balukoff, Lindstrom & Co., P.A.


Boise, Idaho
November 1, 1999